Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”) is by and between MoneyGram International, Inc., a Delaware corporation (together with its direct and indirect subsidiaries, successors and permitted assigns under this Amendment, the “Company”) and Pamela H. Patsley (“Executive”) dated and effective July 30, 2015 (the “Effective Date”).

RECITALS

WHEREAS, the Company and Executive previously entered an Employment Agreement, dated as of March 27, 2013 (the “Employment Agreement”);

WHEREAS, Section 12.3 of the Employment Agreement permits the parties to amend the Employment Agreement by written agreement;

WHEREAS, the Company and Executive wish to extend the Term until December 31, 2015; and

WHEREAS, if the Employment Agreement continues in accordance with its terms through December 31, 2015 and is not earlier terminated in accordance with its terms, the Company and Executive wish to continue Executive’s employment pursuant to a new employment agreement.

NOW, THEREFORE, in consideration of the mutual promises, agreements, and consideration set forth below, the parties agree to the following terms:

TERMS

1. Extension of Term and New Agreement. As of the Effective Date, Section 1 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“The Company hereby agrees to continue to employ Executive, and Executive hereby agrees to be employed by the Company, upon the terms and conditions contained in this Agreement. Executive’s employment with the Company pursuant to the terms and conditions of this Agreement shall commence on the Effective Date and shall continue, subject to earlier termination of such employment pursuant to the terms hereof, until December 31, 2015 (such date, the “Expiration Date” and such period, the “Term”). If Executive continues in employment after the Expiration Date, such employment shall be pursuant to the terms of the employment agreement attached as Exhibit C hereto (the “New Agreement”). If Executive’s employment is terminated for any reason prior to the Expiration Date, the New Agreement shall be void ab initio and the Company shall have no obligations to Executive thereunder.”

2. General.

(a) Except as specifically provided in this Amendment, the Employment Agreement will remain in full force and effect and is hereby ratified and confirmed. To the extent a conflict arises between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

(b) This Amendment shall be construed under and enforced in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions thereof. This Amendment constitutes the sole and entire agreement of the parties with respect to amendment of the Employment Agreement and supersedes all prior verbal and written understandings and agreements between the parties relating to its subject matter. This Amendment may not be modified except in a writing signed by both parties.

(c) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Steven Piano
Name:	Steven Piano
Title:	EVP HR

PAMELA H. PATSLEY

By:	/s/ Pamela H. Patsley

Date:	July 30, 2015